                                                                    EXHIBIT 10.1


                            ASSET PURCHASE AGREEMENT

                  ASSET PURCHASE AGREEMENT dated as of August 8, 2005 (this "Agreement"), by and between Gateway Access Solutions, Inc. a Nevada corporation ("Seller"), and Pegasus Broadband Communications, LLC, a Delaware limited liability company ("Buyer").


                                   WITNESSETH:

                  WHEREAS, Seller is party to those certain lease agreements for excess capacity on the EBS channels and in the markets identified in EXHIBIT A, between Seller, as successor in interest to Nucentrix Spectrum Resources, Inc. ("NSR"), and the FCC licensee of such spectrum (the "Lease Agreements");

                  WHEREAS, Seller acquired NSR's rights under the Lease Agreements through an assignment agreement entered into between Seller and NSR and approved by order of the United States Bankruptcy Court for the Northern District of Texas;

                  WHEREAS, Seller wishes to transfer to Buyer all of its rights and certain of its obligations under the Lease Agreements;

                  WHEREAS, Buyer wishes to acquire from Seller Seller's rights, and to assume certain of Seller's obligations (as specified herein), under the Lease Agreements; and

                  WHEREAS, Seller wishes to issue to Buyer warrants to purchase shares of Seller's common stock, par value $.001 per share ("Common Stock").

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, the parties hereto agree intending to be legally bound hereby, as follows:

                                    ARTICLE 1
                    PURCHASE OF RIGHTS UNDER LEASE AGREEMENT

                  1.1 Acquisition of Lease Agreement. On each Closing Date (as hereinafter defined), subject to the satisfaction of the terms and conditions contained herein, Seller shall sell, assign, transfer, convey and deliver to Buyer, all of Seller's rights, title and interest in, to and under the Lease Agreements designated by Buyer for transfer at that Closing, together with any equipment used or useful in providing services on the channels leased pursuant to the Lease Agreements free and clear of all liens, encumbrances, debts, security interests, mortgages, trusts, claims, pledges, charges, covenants, conditions or restrictions of any kind ("Liens") for the consideration specified in Section 3.1 below.






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                  1.2 Acquisition of Warrants. At the Closing at which the final amount of the Deposit (as defined in Section 3.2 below) is applied by Buyer in accordance with the terms hereof, Seller shall issue to Buyer, and Buyer shall receive from Seller, a warrant in substantially the form attached hereto as EXHIBIT B (the "Warrant"). The Warrant shall entitle Buyer to acquire a number of shares of Seller's Common Stock such that, immediately following the full exercise of the Warrant in accordance with its terms, Buyer shall own a number of shares of Common Stock equal to 14% of Seller's then outstanding Common
Stock, as determined on a fully diluted, as-converted basis (assuming the exercise of all outstanding options, warrants and similar instruments) (the "Warrant Shares"); provided, that if the Buyer elects to exercise the Warrant for less than the full number of Warrant Shares subject thereto, the total number of Warrant Shares issuable upon exercise of the Warrant over the balance of the term thereof shall equal a number of shares of Seller's Common Stock such that, following the full exercise of the Warrant in accordance with its terms, Buyer shall have acquired upon exercise of the Warrant an aggregate number of Warrant Shares that would have equaled 14% of Seller's outstanding Common Stock, as determined on a fully diluted, as-converted basis (assuming the exercise of all outstanding options, warrants and similar instruments), immediately following the issuance of such Warrant Shares had such issuance occurred on the date of the initial exercise of the Warrant. The exercise price per Warrant
Share shall be three cents ($0.03), and the Warrant shall have a term of ten years from the date of issuance of the Warrant.


                                    ARTICLE 2
                            ASSUMPTION OF OBLIGATIONS

                  2.1 Assumption of Liabilities and Obligations by Buyer. At each Closing, subject to the satisfaction of the terms and conditions contained herein, Buyer shall assume, undertake and agree to perform, pay or discharge when and as due all of the obligations of Seller under the Lease Agreements designated by Buyer for transfer at that Closing, insofar as such liabilities and obligations arise on or after the applicable Closing Date. Buyer shall not assume or become liable for any obligations or liabilities of Seller, actual or contingent, known or unknown, including without limitation, any Liens or liabilities whether on account of, or derived from, the Lease Agreements, or otherwise, arising on or prior to the applicable Closing Date.


                                    ARTICLE 3
                                  CONSIDERATION

                  3.1 Purchase Price. In consideration for the transfer of Seller's rights under the Lease Agreements and the issuance of the Warrants, Buyer shall pay to Seller consideration consisting of the total consideration specified in EXHIBIT A attributable to the Lease Agreements transferred at that Closing, and, with respect to the Closing at which the Warrants will be issued, the Warrants (the "Purchase Price").

                  3.2 Deposit Credits. Seller acknowledges that it has previously received from Buyer a purchase price deposit in the amount of three hundred fifty thousand dollars ($350,000.00) and a further deposit in the amount of ten thousand dollars ($10,000.00) for a total deposit of three hundred sixty thousand dollars ($360,000.00) (the "Deposit"). Buyer shall be entitled to apply the Deposit as a credit against the Purchase Price at one or more Closings in an amount determined by Buyer in Buyer's discretion, until the total amount of the Deposit has been so applied.




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

                  3.3      Payment of Purchase Price.

                           (i) At each Closing, or at such time thereafter as
the conditions precedent to payment contained in this Agreement have been satisfied, the Buyer shall pay to the Seller the Purchase Price associated with the Lease Agreements transferred as part of that Closing, less any portion of the Deposit that Buyer elects to apply to the payment of the Purchase Price. The Purchase Price at any Closing shall be payable at the election of Pegasus as follows (x) fully in cash or (y) 75% in cash and 25% in the Class A Common Stock of Pegasus Communications Corporation (the "Stock" with the aggregate of the shares of Stock payable hereunder being the "Stock Consideration"). Cash payments shall be by wire transfer of immediately available funds. The Stock shall be valued at the "Market Price", where the Market Price means the average closing price of the Stock for the 30 consecutive trading days commencing 45 trading days before the applicable Closing Date. By way of example, if Buyer were to elect to close on the Ardmore, OK (B&G Channel Groups) and Bartlesville, OK Lease Agreements at the first Closing, Buyer would pay a Purchase Price of $128,367.85 for the three Lease Agreements ($36,452.25 for each of the two Ardmore Lease Agreements and $55,463.35 for the Bartlesville Lease Agreement). The Purchase Price of $128,367.85 could, at the election of Pegasus, be paid either (x) $128,367.85 in cash (less any portion of the Deposit that Buyer elects to apply as a credit against the cash consideration) or (y) $32,091.96 in PCC Stock and $96,275.89 in cash (less any portion of the Deposit that Buyer elects to apply as a credit against the cash consideration.)

                           (ii) Shares representing eighty percent (80%) of the
Stock Consideration issued at Closing hereunder (the "Escrow Shares") shall be held in escrow by Buyer and applied according to the terms of Section 9.5. Shares representing the remaining twenty percent (20%) shall be issued to Seller, subject to the restrictions on transfer specified herein.

                  3.4 Buyers' Right to Reacquire the PCC Stock. From the date of issuance of any Stock Consideration issued pursuant to this Agreement until three years from the final Closing pursuant to this Agreement, Buyer shall have the right, exercisable in its sole discretion, to buy back from Seller in one or more transactions up to eighty percent (80%) of the Stock Consideration paid to Seller, if any. Buyer shall have the right to buy back the Stock Consideration at a buy back price equivalent to one hundred twenty-two percent (122%) of the Market Price attributable to the shares at the time of the Closing at which they were transferred. In the event that Buyer buys back less than the total number of shares that it is entitled to buy back pursuant to this right, Buyer shall, in its sole discretion, be entitled to designate which shares it is buying back for purposes of determining the Market Price attributable to the shares. Notwithstanding anything to the contrary set forth in this Agreement (including, without limitation, Section 6.6(vi) hereof), from the date of this Agreement until the third anniversary of the final Closing pursuant to this Agreement, Seller shall not sell, transfer or otherwise dispose of any of the Stock Consideration or any interest therein.




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                                    ARTICLE 4
                                   FCC CONSENT

                  4.1 FCC Consent. It is specifically understood and agreed by Buyer and Seller that consummation of any of the transactions contemplated hereby is expressly conditioned on and is subject to, where deemed necessary by Buyer, the prior consent and approval of the Federal Communications Commission ("FCC", with said consent hereinafter referred to as the "FCC Consent") without the imposition of any conditions which are in Buyer's sole discretion unacceptable to Buyer.

                  4.2 FCC Application. If deemed necessary by Buyer, the parties shall cooperate to file with the FCC as soon as is practicable an application for assignment of the Lease Agreements and approval of any newly negotiated leases between Buyer and the lessors thereof ("FCC Application"). The parties shall thereafter use reasonable efforts to obtain the grant of the FCC Application as expeditiously as practicable but Buyer shall have no obligation to satisfy complainants or any conditions to consent imposed by the FCC.


                                    ARTICLE 5
                                     CLOSING

                  5.1 Closing. Except as otherwise mutually agreed upon by Seller and Buyer, the consummation of the transactions contemplated herein shall take place at a series of Closings (each a "Closing") scheduled by the Buyer in its discretion, upon satisfaction of all conditions precedent. For each Closing, Buyer shall provide written notice to Seller of the Lease Agreement(s) that Buyer proposes to acquire at such Closing and shall indicate the date on which the Closing shall occur (the "Closing Date"). The parties acknowledge that the Purchase Price shall not be payable until the grant of the FCC Consent as described in Article 4, if deemed necessary, has become a final order. All actions taken at the Closings will be considered as having been taken simultaneously and no such actions will be considered to be completed until all such actions have been completed. The Closings shall be held at such place as the parties hereto may agree, including remotely by exchange of facsimile copies of documents.


                                    ARTICLE 6
                    REPRESENTATIONS AND WARRANTIES OF SELLER

                  Seller represents and warrants to Buyer as follows:

                  6.1 Organization, Standing and Authority. Seller is a corporation duly organized, validly existing, and in good standing under the laws of Nevada and each subsidiary of Seller is a business organization of the type identified in SECTION 6.1 OF EXHIBIT C and is duly organized, validly existing and in good standing under the laws of the state identified in SECTION
6.1 OF EXHIBIT C. All of Seller's subsidiaries are identified in SECTION 6.1 OF EXHIBIT C. Seller has all requisite power and authority to execute and deliver this Agreement and the documents contemplated hereby, and to perform and comply with all of the terms, covenants, and conditions to be performed and complied with by it hereunder and thereunder.

                  6.2 Authorization and Binding Obligation. The execution, delivery, and performance of this Agreement, and the execution, delivery and performance of any other documents to be delivered or executed in connection with this Agreement (including, without limitation, the Warrant) and the transactions contemplated by this Agreement (including, without limitation, the reservation of the Common Stock issuable upon exercise of the Warrants) by Seller have been (or will be prior to the first Closing hereunder) duly authorized by all necessary actions on the part of Seller. This Agreement and all other documents to be delivered or executed in connection with this Agreement, including, without limitation, the Warrant, have been duly executed and delivered by Seller and constitute the legal, valid, and binding obligation of Seller, enforceable in accordance with their terms except as the enforceability of this Agreement may be affected by bankruptcy, insolvency, or similar laws affecting creditors' rights generally, and by judicial discretion in the enforcement of equitable remedies.

                  6.3 Disclosure. The representations and warranties of Seller herein or in any document, exhibit, statement, certificate or schedule furnished by or on behalf of Seller to Buyer as required by this Agreement do not contain nor will contain any untrue statement of a material fact or omit or will omit to state any material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. There is no fact known to Seller, which adversely affects, or may in the future adversely affect, the lessee's rights under the Lease Agreements or the FCC licenses from which the rights contained in the Lease Agreements are derived.

                  6.4 Rights Under the Lease Agreements. On each Closing Date, and with respect to the Lease Agreements to be assigned and assumed at that Closing, Seller will have exclusive good and marketable title in and to the Lease Agreements and the rights conveyed to it therein, free and clear of any encumbrances of any kind or nature.

                  6.5 Lease Agreement. Seller represents that it has provided Buyer with full, true and exact copies of each of the Lease Agreements and any amendments thereto.

                  6.6 Securities Matters.

                      (i) Seller understands that the shares of Stock Consideration have not been registered under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act"), on the grounds that the issuance thereof to Seller in connection with this Agreement is exempt from registration pursuant to Section 4(2) of the Securities Act and/or Regulation D promulgated under the Securities Act ("Regulation D"), and that the reliance of Buyer on such exemptions is predicated in part on the representations, warranties, covenants and acknowledgements set forth in this Section.

                      (ii) Seller is an Accredited Investor, as that term is defined in Regulation D, and the Stock Consideration will be acquired by Seller for its own account.

                      (iii) Seller: (A) acknowledges that the Stock Consideration is not registered under the Securities Act and must be held indefinitely unless the Stock Consideration is subsequently registered under the Securities Act or an exemption from registration is available, (B) is aware that any routine sales of the Stock Consideration made under Rule 144 of the Securities and Exchange Commission under the Securities Act may be made only in limited amounts and in accordance with the terms and conditions of that Rule and that in such cases where the Rule is not applicable, registration or compliance with some other registration exemption will be required, (C) is aware that Rule 144 is not now and for a period of at least one year following the Closing Date will not be, available for use for resale of the Stock Consideration, and (D) is aware that Buyer is not obligated to register any sale, transfer or other disposition of the Stock Consideration.





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                      (iv) Seller has such knowledge and experience in financial and business matters that it is fully capable of evaluating the risks and merits of its investment in the Stock Consideration.

                      (v) Seller acknowledges that Pegasus Communications Corporation is a corporation that is a public registrant required to file periodic disclosure documents pursuant to the United States Securities Laws and that Seller had the opportunity to review any all such publicly filed documents, that it desired to review, by accessing them at the Securities and Exchange Commission's (SEC) public website, www.sec.gov, or by requesting specific documents or information directly from Buyer, and Seller confirms and acknowledges that: (A) Buyer has afforded Seller the opportunity to ask questions of and receive answers from Buyer's officers concerning the terms and conditions of this Agreement and the Seller's investment in the Stock Consideration and to obtain such additional information as Seller has requested, and (B) Seller has availed itself of such opportunity to the extent it deems necessary and has received the information requested.

                      (vi) Seller covenants and agrees that it will not sell, transfer or otherwise dispose of any of the Stock Consideration or any interest therein (unless such sale, transfer or disposition has been registered under the Securities Act) without there first having been compliance with either of the following conditions:

                                   (1) Buyer shall have received a written
opinion of counsel in form and substance reasonably satisfactory to Buyer, or a copy of a "no-action" or interpretive letter of the Securities and Exchange Commission, specifying the nature and circumstances of the proposed transfer and indicating that the proposed transfer will not be in violation of any of the provisions of the Securities Act; or

                                   (2) Buyer shall have received an opinion from
its own counsel to the effect that, or shall otherwise be satisfied that, the proposed transfer will not be in violation of any of the provisions of the Securities Act.

                      (vii) Seller acknowledges and agrees that the certificates representing the Stock Consideration will contain a restrictive legend noting the restrictions on transfer described in this Section, Section 3.4 and under federal and applicable state securities laws, and that appropriate "stop-transfer" instructions will be given to Buyer's stock transfer agent.

                  6.7 Capitalization.

                      (i) The authorized, issued and outstanding capital stock and other ownership interests of the Seller and each of its subsidiaries (including all options and warrants to acquire capital stock of the Seller and any subsidiary) are fully and accurately described in SECTION 6.7(I) OF EXHIBIT C (the "Seller's Capital Stock").

                      (ii) SECTION 6.7(II)(A) OF EXHIBIT C lists all outstanding or authorized options, warrants, purchase rights, preemptive rights or other contracts or commitments that could require the Seller or any of its subsidiaries to issue, sell, or otherwise cause to become outstanding any of its capital stock or other ownership interests (collectively, "Options"). Except as described in SECTION 6.7(II)(B) OF EXHIBIT C, there are no authorized or outstanding stock appreciation, phantom stock, profit participation, or similar rights with respect to the Seller or any of its subsidiaries.





                                        6
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                  6.8 Finders and Brokers. All negotiations related to this
Agreement and the transactions contemplated herein have been carried on by Seller directly with Buyer and without the intervention of any other person and, to the best of Seller's knowledge, without the intervention of any other person in such a manner as to give rise to any valid claim against either Buyer or Seller for a brokerage commission, finder's fee, financial advisor's fee or other like payment.

                                    ARTICLE 7
                                    COVENANTS

                  7.1 Each covenant contained herein shall apply separately with regard to each Lease Agreement. Between the date of this Agreement and the Closing Date applicable to each individual Lease Agreement, Seller shall:

                      (a) take all steps necessary to remain in compliance with each of its obligations under the Lease Agreement;

                      (b) preserve and protect its rights under the Lease Agreement;

                      (c) use its best efforts to obtain, as soon as possible and at its expense, the consent of the lessor to the assignment of the Lease Agreement to Buyer along with an estoppel agreement confirming the terms of the Lease Agreement, in form and substance satisfactory to Buyer (the "Consent");

                      (d) use its best efforts to assist the Buyer in negotiating with the lessor a new lease for the use of the excess capacity on the channels, in form and substance and on terms and conditions satisfactory to Buyer (the "New Lease") where in Buyer's sole discretion such a New Lease is required;

                      (e) not, directly or through its affiliates, agents or representatives, solicit or accept any offers or other initiatives, or participate in negotiations with any other person relating to any transfer of the Lease Agreement or any of Seller's rights thereunder; and,

                      (f) shall cooperate with Buyer in Buyer's due diligence investigation of the assets by giving to Buyer and its counsel reasonable access to any books, contracts, records, or documents in Seller's control or possession relating to the Lease Agreement. No investigation pursuant hereto shall affect any representations or warranties of the parties herein or the conditions to the obligations of the parties hereto.

                  7.2 During the term of the Warrant, Seller shall at all times have authorized, and reserved for the purpose of issuance upon exercise of the Warrant, a sufficient number of shares of Common Stock to provide for the exercise in full of the Warrant and the issuance of the Warrant Shares to Buyer.






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                                    ARTICLE 8
                                   CONDITIONS

                  8.1 Conditions Precedent to Obligations of Buyer. Each condition precedent contained herein shall apply separately with regard to each Lease Agreement. The obligations of Buyer to consummate the transactions contemplated by this Agreement are subject to the fulfillment, prior to or at the Closing applicable to each Lease Agreement, of each of the following conditions, except to the extent Buyer shall have waived in writing satisfaction of such condition:

                      (a) The representations and warranties made by Seller in this Agreement, or in any other agreements between the parties hereto, shall be true and correct in all material respects as of the date of this Agreement and on the applicable Closing Date as though such representations and warranties were made on such date.

                      (b) Seller shall have performed and complied in all material respects with all covenants, agreements, representations, warranties, and undertakings required by this Agreement to be performed or complied with prior to the Closing.

                      (c) Buyer, in its sole discretion, shall be satisfied that no conditions, agreements, limitations, rights of other parties or the like exist that would materially impair its ability to use the excess capacity on the channels leased in the manner it intends.

                      (d) Seller shall have delivered to Buyer the Consent signed by an authorized representative of the Lessor.

                      (e) Seller shall have executed and delivered to Buyer an Assignment and Assumption of Lease Agreement in form and substance satisfactory to Buyer.

                      (f) Buyer and the Lessor shall have executed a New Lease.

                      (g) All consents that may be necessary for Buyer to consummate the transactions contemplated hereby, including any FCC Consent, shall have been received by it and shall have become final and not be subject to appeal.

                      (h) There shall have been no event (including but not limited to any enforcement of or changes to the FCC's rules) since the date of this Agreement that affects the validity of the FCC license granting the licensee its rights ("FCC License") or any of the licensee's rights thereunder, and the licensee shall be in compliance with all terms and conditions of the FCC License.

                                    ARTICLE 9
                                 INDEMNIFICATION

                  9.1 Representations and Warranties. All representations, warranties, and covenants contained in this Agreement shall be deemed continuing representations, warranties and covenants and shall survive each Closing hereunder. Any investigations by or on behalf of Buyer shall not constitute a waiver as to enforcement of any representation, warranty, or covenant contained in this Agreement, and no notice or information delivered by Seller shall affect Buyer's right to rely on any representation, warranty, or covenant made by Seller or relieve Seller of any obligations under this Agreement as the result of its breach of any of its representations, warranties, or covenants.

                  9.2 Indemnification by Seller. Notwithstanding any Closing hereunder, and regardless of any investigation made at any time by or on behalf of Buyer or any information Buyer may have, Seller hereby agrees to indemnify and hold Buyer harmless against and with respect to, and shall reimburse Buyer for:






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                      (a) Any and all losses, liabilities, obligations, or
damages resulting from or relating to any untrue representation, breach of warranty, or nonfulfillment of any covenant by Seller contained in this Agreement or in any certificate, document, or instrument delivered to Buyer under this Agreement.

                      (b) Any and all obligations of Seller not assumed by Buyer pursuant to this Agreement.

                      (c) Any and all losses, liabilities, obligations, or damages arising under any individual Lease Agreements prior to the Closing with respect to such Lease Agreement.

                      (d) Any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs, and expenses, including reasonable legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

                  9.3 Specific Performance. The parties recognize that if Seller breaches its obligation to consummate the transactions contemplated by this Agreement and refuses to perform under the provisions of this Agreement, monetary damages alone would not be adequate to compensate Buyer for its injury. Buyer shall therefore be entitled, in addition to any other remedies that may be available, including money damages, to obtain specific performance of the terms of this Agreement. If any action is brought by Buyer to enforce this Agreement, Seller shall waive the defense that there is an adequate remedy at law.

                  9.4 Attorneys' Fees. In the event of a default by either party that results in a lawsuit or other proceeding for any remedy available under this Agreement, the prevailing party shall be entitled to reimbursement from the other party of its reasonable legal fees and expenses.

                  9.5 Escrow Shares. In the event that Buyer incurs losses for which Buyer believes it is entitled to indemnification from Seller in accordance with the terms of this Agreement, then Buyer shall promptly send to Seller a claim for indemnification describing in reasonable detail the nature and, to the extent then reasonably practicable, the extent of the losses that Buyer believes are indemnifiable by Sellers (an "Indemnification Notice"), and provided that there is no good faith dispute as to the applicability of indemnification for such losses, Buyer shall be entitled to instruct the transfer agent for the PCC Stock to transfer to Buyer that number of shares having a value as of the date of transfer equivalent to the amount of the indemnifiable losses asserted in the Indemnification Notice. If, by the close of business on the third anniversary following the final Closing held hereunder ("Expiration Date"), Buyer shall not have sent an Indemnification Notice to Buyer, then Buyer shall release the Escrow Shares to Seller. If however, Buyer has sent an Indemnification Notice to Seller by the Expiration Date, then Buyer shall continue to hold all Escrow Shares until the parties have resolved all of Buyer's claims for indemnification. The disbursement of the Escrow Shares shall not preclude Buyer from exercising any other rights or remedies provided for in this Agreement. The existence of the escrow and reservation of the Escrow Shares shall not preclude Buyer from seeking to have any indemnification claims paid by Seller in cash rather than in Escrow Shares.





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                                   ARTICLE 10
                               TERMINATION RIGHTS

                  10.1 Termination by Buyer. This Agreement may be terminated by Buyer and the transaction contemplated hereunder abandoned, if Buyer is not then in material breach, upon written notice to Seller, upon the occurrence of any of the following:

                       (a) If Seller shall be in material breach of any representation, warranty, or covenant contained in this Agreement, or in any other agreement between the parties hereto, Buyer has notified Seller of such breach, and the breach has continued without cure for a period of 10 days after the notice of breach.

                       (b) If there shall be in effect on the date that would otherwise be a Closing Date any judgment, decree, or order that would prevent or make unlawful the Closing.

                       (c) If the initial Closing contemplated hereby shall not have occurred by the date that is three (3) months from the date hereof.

                       (d) If the Lease acquisition transactions contemplated herein have not been fully completed by the date that is twelve (12) months from the date hereof.

                       (e) If Buyer has not obtained the approval of the Board of Directors of its parent corporation, Pegasus Communications Corporation, of the transaction contemplated by this Agreement by September 30, 2005.

                  10.2 Partial Termination. Buyer shall have the right to terminate its obligations with regard to any particular Lease if (a) one or more of the conditions listed in Section 8.1 have not been met with regard to that lease or (b) Buyer determines that it will not provide services using the spectrum leased under that particular Lease.

                  10.3 Rights on Termination. If this Agreement is terminated pursuant to Section 10.1, the parties hereto shall not have any further liability to each other with respect to the transactions contemplated herein, except that Seller shall return the unapplied portion of the Deposit to Buyer within five (5) days of Seller's receipt of notice of termination and Seller shall not be relieved of any obligations it has incurred under the Warrant. Subject to Section 9.3 above, if this Agreement is terminated due to a material breach of this Agreement, then each party shall have all rights and remedies available to it at law or in equity.


                                   ARTICLE 11
                            MISCELLANEOUS PROVISIONS

                  11.1 Further Assurances. The parties shall take any actions and execute any other documents that may be necessary or desirable to the implementation and consummation of this Agreement, including, in the case of Seller, any additional transfer documents that, in the reasonable opinion of Buyer, may be necessary to ensure, complete, and evidence the full and effective transfer of the Lease Agreements to Buyer pursuant to this Agreement. Seller will cooperate with Buyer, after the Closing Date, in the preparation of tax returns and any other required filings.

                  11.2 Benefit and Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party may assign its interest under this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld; provided, however, Buyer may assign its rights hereunder, or a portion of its rights (including its rights under Section
3.4 hereof) without the consent of Seller.

                  11.3 Governing Law. This agreement shall be governed, construed, and enforced in accordance with the laws of the Commonwealth of Pennsylvania without regard to any choice of law or conflict of law provisions (whether of the Commonwealth of Pennsylvania or any other jurisdiction) that would cause the application of laws of any jurisdiction other than the Commonwealth of Pennsylvania.

                  11.4 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                  11.5 Severability. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

                  11.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. A copy of this Agreement containing a facsimile signature shall be deemed to be of equal force and effect as the original.

                  11.7 Notices. All notices, demands, and requests required or permitted to be given under the provisions of this Agreement shall be in writing and shall be deemed given upon personal delivery, four days after being mailed by registered or certified mail, return receipt requested, or twenty-four (24) hours after delivery to a courier service which guarantees overnight delivery, addressed as follows:

                         If to Seller:   Gateway Access Solutions, Inc.
                                         680 West Nye Lane

                                         Suite 204
                                         Carson City, NV 89703
                                         Attn: Andrew Nester

                         If to Buyer:    Pegasus Broadband Communications, LLC
                                         225 City Line Avenue
                                         Suite 200

                                         Bala Cynwyd, PA 19004
                                         Attn: Howard E. Verlin


                                         With a required copy to the attention
of Buyer's General Counsel at the same address.






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

or to any other or additional persons and addresses as the parties may from time to time designate in a writing delivered in accordance with this Section.

                  11.8 Waivers. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof, nor shall such waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

                  11.9 Survival of Obligations. All representations, warranties, covenants, and obligations contained in this Agreement shall survive the consummation of the transactions contemplated by this Agreement.

                  11.10 Entire Agreement. This Agreement and the Schedules attached hereto and the ancillary documents provided for herein, constitute the entire agreement and understanding of the parties hereto relating to the matters provided for herein and supersede any and all prior agreements, arrangements, negotiations, discussions and understandings relating to the matters provided for herein

                  11.11 Preservation of Accuracy of Representations, Warranties, and Covenants. Each of the parties hereto shall refrain from taking any action, which would render any representation, warranty, or covenant contained in this Agreement inaccurate as of the Closing Date. Each party shall promptly notify the other of any action, suit, or proceeding that shall be instituted or threatened against such party to restrain, prohibit, or otherwise challenge the legality of any transaction contemplated by this Agreement. Seller shall promptly notify Buyer of any lawsuit, claim, proceeding, or investigation that may be threatened, brought, asserted, or commenced against Seller related to the Lease Agreements or any of the FCC Licenses granting the rights in the spectrum that Seller is leasing pursuant to the Lease Agreements.

                         [SIGNATURES ON FOLLOWING PAGE]












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                  IN WITNESS WHEREOF, the parties hereto have executed this
Agreement as of the date and year first above written.



                  GATEWAY ACCESS SOLUTIONS, INC.

                  By:      /s/ Andrew Nester
                           ------------------------
                           Andrew Nester
                           President



                  PEGASUS SATELLITE COMMUNICATIONS HOLDINGS, INC.

                  As sole member of PEGASUS BROADBAND COMMUNICATIONS, LLC



                  By:      /s/ Howard E. Verlin
                           ------------------------
                           Howard E. Verlin
                           Executive Vice President











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